Exhibit 99.1

TriNet Announces Second Quarter 2020 Results and the Acquisition of Little Bird HR

1% Growth in GAAP Total Revenues and 45% Growth in Net Service Revenues for the Second Quarter 2020
174% Growth in GAAP Net Income and 172% Growth in Adjusted Net Income for the Second Quarter 2020
Acquires Little Bird HR, a Private PEO Based in the Greater New York Area & East Coast Regions

DUBLIN, Calif. — July 27, 2020 — TriNet Group, Inc. (NYSE: TNET), a leading provider of comprehensive human resources solutions for small to midsize businesses, today announced financial results for the second quarter ended June 30, 2020. The second quarter highlights below include non-GAAP financial measures which are reconciled later in this release.
Second quarter highlights include:

•	Total revenues increased 1% to $0.9 billion and Net Service Revenues increased 45% to $335 million, as compared to the same period last year.

•	Net income was $126 million, or $1.87 per diluted share, compared to net income of $46 million, or $0.64 per diluted share, in the same period last year.

•	Adjusted Net Income was $136 million, or $2.03 per diluted share, compared to Adjusted Net Income of $50 million, or $0.70 per diluted share, in the same period last year.

•	Adjusted EBITDA was $199 million, representing an Adjusted EBITDA Margin of 59%.

•	Average Worksite Employees (WSEs) decreased 2% as compared to the same period last year, to approximately 314,000.

•	Total WSEs decreased 3% compared to the same period last year, to approximately 313,000.
Acquisition of Little Bird HR:

•	TriNet acquired Little Bird HR, a privately held PEO specializing in benefits and human resource solutions for the educational institution industry in the Greater New York area & East Coast regions.

“During the second quarter, we successfully executed our strategy while navigating the COVID-19 crisis and its impact on our customers,” said Burton M. Goldfield, TriNet's President and CEO.  “Our financial performance reflects the strength of our business model, strategy, execution, and, most importantly, the resilience of our customers. I am also pleased to announce the acquisition of Little Bird HR. This acquisition reflects our ability to identify attractive verticals and industries where our value proposition is particularly well-suited.”

“I am very proud of the entire TriNet organization for their dedication, hard work and perseverance in helping our customers navigate through these unprecedented times,” Goldfield continued.  “I am equally proud of the many resilient customers we serve every day.  As we partner with them in addressing the challenges ahead, we are committed to leveraging all of our resources to enable them to pursue their business goals and secure their future success.”

TriNet’s total revenues for the second quarter of 2020 increased 1% from the second quarter of 2019 to $0.9 billion, while Net Service Revenues (Total revenues less insurance costs) for the second quarter of 2020 increased 45% from the second quarter 2019, to $335 million. Net Insurance Service Revenues consisted of insurance service revenues of $827 million, less insurance costs of $613 million. Professional service revenues for the second quarter of 2020 decreased 5%, and Net Insurance Service Revenues for the second quarter of 2020 increased 106%, each as compared to the second quarter of 2019.
At June 30, 2020, TriNet had cash and cash equivalents of $637 million and total debt of $614 million.

Quarterly Report on Form 10-Q
We anticipate filing our Quarterly Report on Form 10-Q (“Form 10-Q”) for the first half of 2020 with the SEC and making it available at http://www.trinet.com today, July 27, 2020. This press release should be read in conjunction with the Form 10-Q and the related Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Form 10-Q.
Earnings Conference Call and Audio Webcast
TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its quarterly and annual results for 2020 and provide quarterly and annual financial guidance for 2020. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: http://dpregister.com/10145318. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5426 and requesting the “TriNet Conference Call.” The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at http://investor.trinet.com. A replay of the webcast will be available on this site for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 10145318.
About TriNet
TriNet (NYSE: TNET) provides small and medium-size businesses (SMBs) with full-service HR solutions tailored by industry. To free SMBs from HR complexities, TriNet offers access to human capital expertise, benefits, risk mitigation and compliance, payroll and real-time technology. From Main Street to Wall Street, TriNet empowers SMBs to focus on what matters most-growing their business. TriNet, incredible starts here. For more information, visit TriNet.com or follow us on Twitter.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among other things, TriNet’s expectations and assumptions regarding: its ability to execute its strategic operational plan, including its vertical strategy and process and common platform improvement initiative, its ability to successfully leverage its scale, and its ability to deliver profitable growth. Forward-looking statements are often identified by the use of words such as, but not limited to, “ability,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “impact,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “value,” “will,” “would” and similar expressions or variations. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past or future results, performance or achievements. Investors are cautioned not to place undue reliance upon any forward-looking statements.
Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: the impact of the COVID-19 pandemic on our business and financial performance, and on the business and financial performance of our clients and customers; the impact of our acquisition activities and our ability to successfully integrate any acquisition into our operations; our ability to mitigate the business risks we face as a co-employer; our ability to manage unexpected changes in workers’ compensation and health insurance claims and costs by worksite employees; the effects of volatility in the financial and economic environment on the businesses that make up our client base; the impact of the concentration of our clients in certain geographies and industries; the impact of failures or limitations in the business systems we rely upon; adverse changes in our insurance coverage or our relationships with key insurance carriers; our ability to manage our client attrition; our ability to improve our technology to satisfy regulatory requirements and meet the expectations of our clients; our ability to effectively integrate businesses we have acquired or may acquire in the future; our ability to effectively manage and improve our operational processes; our ability to attract and retain qualified personnel; the effects of increased competition and our ability to compete effectively; the impact on our business of cyber-attacks and security breaches; our ability to secure our information technology infrastructure and our confidential, sensitive and personal information from cyber-attacks and security breaches; our ability to comply with constantly evolving data privacy and security laws; our ability to manage changes in, uncertainty regarding, or adverse application of the complex laws and regulations that govern our business; changing laws and regulations governing health insurance and employee benefits; our ability to be recognized as an employer of worksite employees under federal and state regulations; changes in the laws and regulations that govern what it means to be an employer, employee or independent contractor; our ability to comply with the laws and regulations that govern PEOs and other similar industries; the outcome of existing and future legal and tax proceedings; fluctuation in our results of operation and stock price due to factors outside of our control, such as the volume and severity of our workers’ compensation and health insurance claims and the amount and timing of our insurance costs, operating expenses and capital expenditure requirements; our ability to comply with the restrictions of our credit facility and meet our debt obligations; and the impact of concentrated ownership in our stock.  Any of these factors could cause our actual results to differ materially from our anticipated results.

Further information on risks that could affect TriNet’s results is included in our filings with the U.S. Securities and Exchange Commission (SEC), including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on our investor relations website at http://investor.trinet.com and on the SEC website at www.sec.gov. Copies of these filings are also available by contacting TriNet Corporation's Investor Relations Department at (510) 875-7201. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements in this press release, and any forward-looking statements in this press release speak only as of the date of this press release. In addition, we do not assume any obligation, and do not intend, to update any of our forward-looking statements, except as required by law.

Contacts:
Investors:	Media:
Alex Bauer	Renee Brotherton
TriNet	TriNet
Investorrelations@TriNet.com	Renee.Brotherton@TriNet.com
(510) 875-7201	(408) 646-5103

FINANCIAL HIGHLIGHTS

Key Financial and Operating Metrics
We regularly review certain key financial and operating metrics to evaluate growth trends, measure our performance and make strategic decisions. These key financial and operating metrics may change over time. Our key financial and operating metrics for the periods presented were as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share and WSE data)	2020	2019	% Change	2020	2019	% Change
Income Statement Data:
Total revenues	$948	$935	1%	$1,996	$1,869	7%
Operating income	173	55	215	293	137	114
Net income	126	46	174	217	109	99
Diluted net income per share of common stock	1.87	0.64	192	3.13	1.53	105
Non-GAAP measures (1):
Net Service Revenues	335	231	45	618	482	28
Net Insurance Service Revenues	214	104	106	341	219	56
Adjusted EBITDA	199	85	134	344	193	78
Adjusted Net income	136	50	172	235	120	96
Operating Metrics:
Average WSEs	313,701	318,874	(2)%	325,024	315,817	3%
Total WSEs at period end	313,104	323,957	(3)	313,104	323,957	(3)
(1)    Refer to Non-GAAP Financial Measures section below for definitions and reconciliations from GAAP measures.

(in millions)	June 30, 2020	December 31, 2019	% Change
Balance Sheet Data:
Working capital	364	228	60%
Total assets	2,802	2,748	2
Debt	614	391	57
Total stockholders’ equity	616	475	30

	Six Months Ended June 30,
(in millions)	2020	2019	% Change
Cash Flow Data:
Net cash used in operating activities	$(130)	$(162)	(20)%
Net cash used in investing activities	(121)	(25)	384
Net cash provided by (used in) financing activities	122	(77)	(258)
Non-GAAP measures (1):
Corporate operating cash flows	315	107	194

(1)	Refer to Non-GAAP Financial Measures section in the following pages for definitions and reconciliations from GAAP measures.

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions except per share data)	2020	2019	2020	2019
Professional service revenues	$121	$127	$277	$263
Insurance service revenues	827	808	1,719	1,606
Total revenues	948	935	1,996	1,869
Insurance costs	613	704	1,378	1,387
Cost of providing services	60	63	124	127
Sales and marketing	45	52	91	98
General and administrative	35	36	68	72
Systems development and programming	9	13	18	25
Depreciation and amortization of intangible assets	13	12	24	23
Total costs and operating expenses	775	880	1,703	1,732
Operating income	173	55	293	137
Other income (expense):
Interest expense, bank fees and other	(4)	(6)	(8)	(11)
Interest income	2	7	7	13
Income before provision for income taxes	171	56	292	139
Income taxes	45	10	75	30
Net income	$126	$46	$217	$109
Other comprehensive income, net of income taxes	3	1	5	1
Comprehensive income	$129	$47	$222	$110
Net income per share:
Basic	$1.88	$0.65	$3.16	$1.56
Diluted	$1.87	$0.64	$3.13	$1.53
Weighted average shares:
Basic	67	70	69	70
Diluted	68	71	70	71

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$637	$213
Investments	76	68
Restricted cash, cash equivalents and investments	735	1,180
Accounts receivable, net	5	9
Unbilled revenue, net	352	285
Prepaid expenses, net	50	52
Other current assets	80	64
Total current assets	1,935	1,871
Restricted cash, cash equivalents and investments, noncurrent	204	212
Investments, noncurrent	128	125
Property, equipment and software, net	82	85
Operating lease right-of-use asset	46	55
Goodwill	289	289
Other intangible assets, net	13	15
Other assets	105	96
Total assets	$2,802	$2,748
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$101	$31
Revolving credit agreement borrowings	234	—
Long-term debt	22	22
Client deposits and other client liabilities	146	44
Accrued wages	411	391
Accrued health insurance costs, net	145	167
Accrued workers' compensation costs, net	62	61
Payroll tax liabilities and other payroll withholdings	426	901
Operating lease liabilities	13	17
Insurance premiums and other payables	11	9
Total current liabilities	1,571	1,643
Long-term debt, noncurrent	358	369
Accrued workers' compensation costs, noncurrent, net	141	144
Deferred taxes	63	61
Operating lease liabilities, noncurrent	43	48
Other non-current liabilities	10	8
Total liabilities	2,186	2,273
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	719	694
Accumulated deficit	(108)	(219)
Accumulated other comprehensive income	5	—
Total stockholders’ equity	616	475
Total liabilities and stockholders’ equity	$2,802	$2,748

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
(in millions)	2020	2019
Operating activities
Net income	217	109
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32	27
Amortization of ROU	8	10
Accretion of discount rate on lease liabilities	1	—
Stock based compensation	20	20
Changes in operating assets and liabilities:
Accounts receivable, net	4	3
Unbilled revenue, net	(67)	(36)
Prepaid expenses, net	2	(18)
Accounts payable and other current liabilities	69	(11)
Client deposits and other client liabilities	102	10
Accrued wages	20	25
Accrued health insurance costs, net	(22)	9
Accrued workers' compensation costs, net	(2)	(13)
Payroll taxes payable and other payroll withholdings	(475)	(256)
Operating lease liabilities	(10)	(9)
Other assets	(32)	(30)
Other liabilities	3	(2)
Net cash used in operating activities	(130)	(162)
Investing activities
Purchases of marketable securities	(222)	(65)
Proceeds from sales and maturities of marketable securities	119	65
Acquisitions of property and equipment	(18)	(25)
Net cash used in investing activities	(121)	(25)
Financing activities
Repurchase of common stock	(100)	(62)
Proceeds from issuance of common stock	5	6
Awards effectively repurchased for required employee withholding taxes	(6)	(10)
Proceeds from revolving credit agreement borrowings	234	—
Repayment of debt	(11)	(11)
Net cash provided by (used in) financing activities	122	(77)
Net decrease in cash and cash equivalents, unrestricted and restricted	(129)	(264)
Cash and cash equivalents, unrestricted and restricted:
Beginning of period	1,456	1,349
End of period	1,327	1,085

Supplemental disclosures of cash flow information
Interest paid	7	9
Income taxes paid, net	6	33
Supplemental schedule of noncash investing and financing activities
Payable for purchase of property and equipment	2	8

NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures
In addition to the selected financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), we monitor other non-GAAP financial measures that we use to manage our business, to make planning decisions, to allocate resources and to use as performance measures in our executive compensation plan. These key financial measures provide an additional view of our operational performance over the long term and provide information that we use to maintain and grow our business.
The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

Non-GAAP Measure	Definition	How We Use The Measure
Net Service Revenues	• Sum of professional service revenues and Net Insurance Service Revenues, or total revenues less insurance costs.
• Provides a comparable basis of revenues on a net basis. Professional service revenues are represented net of client payroll costs whereas insurance service revenues are presented gross of insurance costs for financial reporting purposes.
• Acts as the basis to allocate resources to different functions and evaluates the effectiveness of our business strategies by each business function.
• Provides a measure, among others, used in the determination of incentive compensation for management.

Net Insurance Service Revenues	• Insurance revenues less insurance costs.
• Is a component of Net Service Revenues.
• Provides a comparable basis of revenues on a net basis. Professional service revenues are presented net of client payroll costs whereas insurance service revenues are presented gross of insurance costs for financial reporting purposes. Promotes an understanding of our insurance services business by evaluating insurance service revenues net of our WSE related costs which are substantially pass-through for the benefit of our WSEs. Under GAAP, insurance service revenues and costs are recorded gross as we have latitude in establishing the price, service and supplier specifications.
• We also sometimes refer to Net Insurance Margin (NIM), which is the ratio of Net Insurance Revenue to Insurance Service Revenue.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA	• Net income, excluding the effects of: - income tax provision, - interest expense, - depreciation, - amortization of intangible assets, and - stock-based compensation expense.
• Provides period-to-period comparisons on a consistent basis and an understanding as to how our management evaluates the effectiveness of our business strategies by excluding certain non-cash charges such as depreciation and amortization, and stock-based compensation recognized based on the estimated fair values. We believe these charges are either not directly resulting from our core operations or not indicative of our ongoing operations.
• Enhances comparisons to prior periods and, accordingly, facilitates the development of future projections and earnings growth prospects.
• Provides a measure, among others, used in the determination of incentive compensation for management.
•We also sometimes refer to Adjusted EBITDA margin, which is the ratio of Adjusted EBITDA to Net Service Revenue.

Adjusted Net Income
• Net income, excluding the effects of:
- effective income tax rate(1),
- stock-based compensation,
- amortization of intangible assets,
- non-cash interest expense(2),
- the income tax effect (at our effective tax rate(1)) of these pre-tax adjustments.

• Provides information to our stockholders and board of directors to understand how our management evaluates our business, to monitor and evaluate our operating results, and analyze profitability of our ongoing operations and trends on a consistent basis by excluding certain non-cash charges.

Corporate Operating Cash Flows
• Net cash (used in) provided by operating activities, excluding the effects of:
- Assets associated with WSEs (accounts receivable, unbilled revenue, prepaid expenses and other current assets) and
- Liabilities associated with WSEs (client deposits, accrued wages, payroll tax liabilities and other payroll withholdings, accrued health benefit costs, accrued workers' compensation costs, insurance premiums and other payables, and other current liabilities).

• Provides information that our stockholders and management can use to evaluate our cash flows from operations independent of the current assets and liabilities associated with our WSEs.
• Enhances comparisons to prior periods and, accordingly, used as a liquidity measure to manage liquidity between corporate and WSE related activities, and to help determine and plan our cash flow and capital strategies.

(1)
Non-GAAP effective tax rate is 25.5% and 26% for the first quarter of 2020 and 2019, respectively, which excludes the income tax impact from stock-based compensation, changes in uncertain tax positions, and nonrecurring benefits or expenses from federal legislative changes.

(2)	Non-cash interest expense represents amortization and write-off of our debt issuance costs.

NON-GAAP FINANCIAL MEASURES

Reconciliation of GAAP to Non-GAAP Measures

The table below presents a reconciliation of total revenues to Net Service Revenues:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2020	2019	2020	2019
Total revenues	$948	$935	$1,996	$1,869
Less: Insurance costs	613	704	1,378	1,387
Net Service Revenues	$335	$231	$618	$482
The table below presents a reconciliation of insurance service revenues to Net Insurance Service Revenues:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2020	2019	2020	2019
Insurance service revenues	$827	$808	$1,719	$1,606
Less: Insurance costs	613	704	1,378	1,387
Net Insurance Service Revenues	$214	$104	$341	$219
Net Insurance Service Revenue Margin	26%	13%	20%	14%

The table below presents a reconciliation of net income to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2020	2019	2020	2019
Net income	$126	$46	$217	$109
Provision for income taxes	45	10	75	30
Stock based compensation	11	11	20	20
Interest expense and bank fees	4	6	8	11
Depreciation and amortization of intangible assets	13	12	24	23
Adjusted EBITDA	$199	$85	$344	$193
Adjusted EBITDA Margin	59%	36%	56%	40%

The table below presents a reconciliation of net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2020	2019	2020	2019
Net income	$126	$46	$217	$109
Effective income tax rate adjustment	1	(5)	1	(6)
Stock based compensation	11	11	20	20
Amortization of intangible assets	1	2	3	3
Income tax impact of pre-tax adjustments	(3)	(4)	(6)	(6)
Adjusted Net Income	$136	$50	$235	$120
GAAP weighted average shares of common stock - diluted	68	71	69	71
Adjusted Net Income per share - diluted	$2.03	$0.70	$3.39	$1.68

NON-GAAP FINANCIAL MEASURES

The table below presents a reconciliation of net cash used in operating activities to Corporate Operating Cash flows:

	Six Months Ended June 30,
(in millions)	2020	2019
Net cash used in operating activities	$(130)	$(162)
Change in WSE related other current assets	74	52
Change in WSE related liabilities	371	217
Corporate Operating Cash Flows	$315	$107